UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 3, 2003

ANGELCITI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30213	52-2043569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 SHERIDAN STREET, SUITE 7,

PEMBROKE PINES, FL 33024

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (800) 908-9574

IChance International, Inc.

14354 N. Frank Lloyd Wright Blvd., Suite 4,

Scottsdale, AZ 85260

(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 9 - Re-Capitalization Agreement between AngelCiti Entertainment, Inc. and Omega Ventures, Inc. dated as of August 15, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

AngelCiti Entertainment, Inc. has completed a Re-Capitalization Agreement with its majority shareholder, Omega Ventures, Inc., pursuant to which Omega Ventures, Inc. has returned an additional 29 million common shares to the treasury of AngelCiti in exchange for 2,000 shares of Preferred Series A Shares, which are not convertible into common shares, but provide for voting of 5,000 common shares for each share of Preferred Series A issued. This transaction closed September 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

(Registrant)

Date: September 8, 2003

/s/ GEORGE GUTTIEREZ

George Guttierez

EXHIBIT INDEX

Exhibit No.

Description

      9

Re-Capitalization Agreement between AngelCiti Entertainment, Inc. and Omega Ventures, Inc. dated as of August 15, 2003.